Exhibit 99.1

Energy Focus, Inc. Reports Third Quarter 2018 Financial Results

SOLON, Ohio, November 7, 2018 -- Energy Focus, Inc. (NASDAQ:EFOI), a leader in advanced LED retrofit technologies, today announced financial results for its third quarter, which ended September 30, 2018.

Third Quarter 2018 Highlights:

•	Net sales were $5.2 million, compared to $5.2 million in the second quarter of 2018.

•	Gross profit was 25% of net sales, compared to 25% in the second quarter of 2018.

•	Net loss was ($1.9) million, including a $0.3 million executive severance charge, compared with ($1.8) million, in the second quarter of 2018.

“Revenue growth remains our top priority to achieve break-even. In Q3, we achieved several important milestones that should lead to increased revenue starting next year,” said Dr. Ted Tewksbury, Chairman, Chief Executive Officer and President of Energy Focus, Inc. “First, we completed cost reductions of our legacy products enabling us to offer customers our industry-leading quality and performance at competitive prices; second, we introduced a new shipboard retrofit kit and shipped our first units for revenue; and third, sales of new products introduced since the start of our turnaround reached their highest level to date.”

Third Quarter 2018 Financial Results:

Net sales were $5.2 million for the third quarter of 2018. This compares with $5.2 million in the second quarter, and $5.0 million in the third quarter of 2017. Net sales from commercial products were $2.3 million, down from $3.0 million in the second quarter and $3.9 million in the third quarter of 2017. The changes are primarily due to a pause in the timing of a major healthcare provider’s roll outs of retrofit projects. Net sales from military and maritime products were $2.9 million, up from $2.2 million in the second quarter and $1.1 million in the third quarter of 2017.

Gross profit was $1.3 million, or 25% of net sales, for the third quarter, compared with $1.3 million, or 25% of net sales in the second quarter, and $1.1 million, or 23% of net sales in the third quarter of 2017.

Operating loss, which included a $0.3 million executive severance charge, was ($1.9) million for the quarter. This compares with an operating loss of ($1.8) million in the second quarter and ($1.8) million in the third quarter of 2017.

Net loss was also ($1.9) million in the quarter, compared with ($1.8) million in the second quarter and ($1.8) million in the third quarter of 2017. Net loss per share was ($0.16), compared with ($0.15) in the second quarter and ($0.15) in the third quarter of 2017.

Adjusted EBITDA, as defined under “Non-GAAP Measures” below, was a loss of ($1.2) million, compared with ($1.4) million in the second quarter and ($1.6) million in the third quarter of 2017.

Cash and cash equivalents were $7.1 million as of September 30, 2018, compared with $8.6 million at the end of the second quarter of 2018.

“With a sales team that now has nationwide coverage, cost reductions completed and new products ramping, we are focused on converting the sales pipeline to revenue while simultaneously developing our next generation smart lighting portfolio,” said Dr. Tewksbury. “We remain confident that our turnaround is on the right track to create shareholder value.”

Earnings Conference Call:

Energy Focus, Inc. will host a conference call and webcast on November 7, 2018 at 11:00 a.m. ET to review the third quarter 2018 financial results, followed by a Q & A session. To participate in the call, please dial 877-451-6152 if calling within the United States, or 201-389-0879 if calling internationally. A replay will be available until November 14, 2018, which can be accessed by dialing 844-512-2921 if calling within the United States, or 412-317-6671 if calling internationally. Please use passcode 13684558 to access the replay. The call will additionally be broadcast live and archived for 90 days over the internet accessible in the Company section of the Energy Focus website, http://investors.energyfocus.com/. To access the recording link, click on “Company” in the top menu bar of the Energy Focus corporate website, then select “Investors” from the dropdown menu.

Forward Looking Statements:

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts and include statements regarding our current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, capital expenditures and the industry in which we operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. We believe that important factors that could cause our actual results to differ materially from forward-looking statements include, but are not limited to: (i) our history of operating losses and our ability to effectively implement cost-cutting measures and generate sufficient cash from operations or receive sufficient financing, on acceptable terms, to continue our operations; (ii) our reliance on a limited number of customers, in particular our historical sales of products for the U.S. Navy, for a significant portion of our revenue, and our ability to maintain or grow such sales levels; (iii) the entrance of new competitors in our target markets; (iv) general economic conditions in the United States and in other markets in which we sell our products; (v) our ability to implement and manage our growth plans to diversify our customer base, increase sales, and control expenses; (vi) our ability to increase demand in our targeted markets and to manage sales cycles that are difficult to predict and may span several quarters; (vii) the timing of large customer orders and significant expenses, and fluctuations between demand and ca

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

pacity, as we invest in growth opportunities; (viii) our dependence on military maritime customers and on the levels of government funding available to such customers, as well as funding resources of our other customers in the public sector and commercial markets; (ix) market acceptance of LED lighting technology; (x) our ability to respond to new lighting technologies and market trends, and fulfill our warranty obligations with safe and reliable products; (xi) any delays we may encounter in making new products available or fulfilling customer specifications; (xii) our ability to compete effectively against companies with greater resources, lower cost structures, or more rapid development efforts; (xiii) our ability to protect our intellectual property rights and other confidential information, and manage infringement claims by others; (xiv) the impact of any type of legal inquiry, claim, or dispute; (xv) our reliance on a limited number of third-party suppliers, our ability to obtain critical components and finished products from such suppliers on acceptable terms, and the impact of our fluctuating demand on the stability of such suppliers; (xvi) our ability to timely and efficiently transport products from our third-party suppliers to our facility by ocean marine channels; (xvii) our ability to successfully scale our network of sales representatives, agents, and distributors to match the sales reach of larger, established competitors; (xviii) any flaws or defects in our products or in the manner in which they are used or installed; (xix) our compliance with government contracting laws and regulations, through both direct and indirect sale channels, as well as other laws, such as those relating to the environment and health and safety; (xx) risks inherent in international markets, such as economic and political uncertainty, changing regulatory and tax requirements, currency fluctuations and potential tariffs and other barriers to international trade; (xxi) our ability to attract and retain qualified personnel, and to do so in a timely manner; and (xxii) our ability to maintain effective internal controls and otherwise comply with our obligations as a public company and under Nasdaq listing standards.

About Energy Focus

Energy Focus is an industry-leading innovator of energy-efficient LED lighting technology. As the creator of the first UL-verified flicker-free LED products, Energy Focus’ products provide extensive energy and maintenance savings, as well as safety, health and productivity benefits over conventional lighting. Our customers serve the commercial, industrial, healthcare, education and military markets.

Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com.

###

Investor Contact:

Jim Fanucchi
Darrow Associates, Inc.
(408) 404-5400
ir@energyfocus.com

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$7,054	$10,761
Trade accounts receivable, less allowances of $27 and $42, respectively	2,962	3,595
Inventories, net	6,434	5,718
Prepaid and other current assets	1,255	596
Assets held for sale	—	225
Total current assets	17,705	20,895

Property and equipment, net	713	1,097
Other assets	147	159
Total assets	$18,565	$22,151

LIABILITIES
Current liabilities:
Accounts payable	$3,002	$1,630
Accrued liabilities	125	53
Accrued payroll and related benefits	476	394
Accrued severance	274	—
Accrued legal and professional fees	196	77
Accrued sales commissions	134	124
Accrued restructuring - short-term	95	170
Accrued warranty reserve	260	174
Deferred revenue	9	5
Total current liabilities	4,571	2,627

Other liabilities	152	232
Total liabilities	4,723	2,859

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.0001 per share:
Authorized: 2,000,000 shares in 2017 and 2016
Issued and outstanding: no shares in 2018 and 2017	—	—
Common stock, par value $0.0001 per share:
Authorized: 30,000,000 shares in 2018 and 2017
Issued and outstanding: 12,071,044 at September 30, 2018 and 11,868,896 at December 31, 2017	1	1
Additional paid-in capital	128,160	127,493
Accumulated other comprehensive income (loss)	(1)	2
Accumulated deficit	(114,318)	(108,204)
Total stockholders’ equity	13,842	19,292
Total liabilities and stockholders’ equity	$18,565	$22,151

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Net sales	$5,158	$5,172	$5,002	$14,989	$15,119
Cost of sales	3,877	3,876	3,865	11,596	11,920
Gross profit	1,281	1,296	1,137	3,393	3,199

Operating expenses:
Product development	638	673	732	1,940	2,266
Selling, general, and administrative	2,543	2,421	2,393	7,611	8,802
Restructuring expenses (credits)	1	3	(200)	(46)	1,534
Total operating expenses	3,182	3,097	2,925	9,505	12,602
Loss from operations	(1,901)	(1,801)	(1,788)	(6,112)	(9,403)

Other expenses (income):
Interest expense	2	1	1	4	1
Other expenses (income)	17	2	(16)	(2)	5

Loss from operations before income taxes	(1,920)	(1,804)	(1,773)	(6,114)	(9,409)
Provision for income taxes	—	—	—	—	—
Loss from continuing operations	(1,920)	(1,804)	(1,773)	(6,114)	(9,409)

Net loss	$(1,920)	$(1,804)	$(1,773)	$(6,114)	$(9,409)

Net loss per share - basic and diluted:	$(0.16)	$(0.15)	$(0.15)	$(0.51)	$(0.80)

Weighted average shares used in computing net loss per share:
Basic and diluted	12,059	11,949	11,856	11,970	11,789

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Cash flows from operating activities:
Net loss	$(1,920)	$(1,804)	$(1,773)	$(6,114)	$(9,409)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	105	143	166	399	514
Stock-based compensation	276	235	192	706	625
Stock-based compensation reversal	—	—	—	—	(270)
Provision for doubtful accounts receivable	(4)	11	18	(15)	19
Provision for slow-moving and obsolete inventories and valuation reserves	(123)	78	(373)	(532)	(644)
Provision for warranties	31	48	108	46	152
Loss on dispositions of property and equipment	19	4	3	4	108
Changes in operating assets and liabilities:
Accounts Receivable	411	171	459	648	2,638
Inventories	(572)	(209)	1,495	(184)	3,334
Prepaid and other assets	(212)	(161)	(39)	(647)	(161)
Accounts payable	(24)	73	(998)	1,447	(1,173)
Accrued and other liabilities	470	(132)	(792)	391	(433)
Deferred revenue	(3)	(14)	(2)	5	16
Total adjustments	374	247	237	2,268	4,725
Net cash used in operating activities	(1,546)	(1,557)	(1,536)	(3,846)	(4,684)

Cash flows from investing activities:
Acquisitions of property and equipment	—	—	(39)	(57)	(154)
Proceeds from the sale of property and equipment	—	(4)	25	240	97
Net cash (used in) provided by investing activities	—	(4)	(14)	183	(57)

Cash flows from financing activities:
Proceeds from exercises of stock options and employee stock purchase plan purchases	—	21	—	21	105
Common stock withheld in lieu of income tax withholding on vesting of restricted stock units	(21)	(7)	—	(60)	(49)
Net cash (used in) provided by financing activities	(21)	14	—	(39)	56

Effect of exchange rate changes on cash	2	(6)	(2)	(5)	(9)

Net decrease in cash and cash equivalents	(1,565)	(1,553)	(1,552)	(3,707)	(4,694)
Cash and cash equivalents at beginning of year	8,619	10,172	13,487	10,761	16,629
Cash and cash equivalents at end of period	$7,054	$8,619	$11,935	$7,054	$11,935

Classification of cash and cash equivalents:
Cash and cash equivalents	6,712	8,277	11,593	6,712	11,593
Restricted cash held	342	342	342	342	342
Cash and cash equivalents at end of period	$7,054	$8,619	$11,935	$7,054	$11,935

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Sales by Products
(In thousands)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Commercial products	$2,292	$2,972	$3,947	$7,469	$12,204
Military maritime products	2,866	2,200	1,055	7,520	2,915
Total net sales	$5,158	$5,172	$5,002	$14,989	$15,119

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Non-GAAP Measures

In addition to the results provided in accordance with U.S. GAAP, we may provide certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and, for the three and nine months ended September 30, 2018 and 2017, include adjustments for our restructuring expenses, and for depreciation and stock compensation expenses that do not have a current period impact on cash flow.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the industry by isolating the effects of items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies, and to assess cash flow performance of the operations of our business relative to our U.S. GAAP results and relative to other companies in the industry by isolating the effects of certain items which do not have a current period cash flow impact. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance.

These non-GAAP financial measures are not intended to replace U.S. GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies.

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Total operating expenses	$3,182	$3,097	$2,925	$9,505	$12,602
Less: Restructuring	(1)	(3)	200	46	(1,534)
Operating expenses, excluding restructuring	$3,181	$3,094	$3,125	$9,551	$11,068

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Net loss	$(1,920)	$(1,804)	$(1,773)	$(6,114)	$(9,409)
Restructuring (expenses) credits	(1)	(3)	200	46	(1,534)
Net loss, excluding restructuring	(1,919)	(1,801)	(1,973)	(6,160)	(7,875)
Depreciation	105	143	166	399	514
Stock-based compensation	276	235	192	706	625
Severance and benefits	313	6	44	325	93
Adjusted EBITDA	$(1,225)	$(1,417)	$(1,571)	$(4,730)	$(6,643)

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877